Coca-Cola Reports Continued Strong Results in Third Quarter;
Updates Full Year Guidance

Net Revenues Grew 8%;
Organic Revenues (Non-GAAP) Grew 5%

Operating Income Declined 4%; Comparable Currency
Neutral Operating Income (Non-GAAP) Grew 5%

Operating Margin Was 26.3%; Comparable Operating Margin (Non-GAAP) Was 28.1%;
Margins Were Negatively Impacted by Currency Headwinds and Acquisitions

EPS Grew 37% to $0.60; Comparable EPS (Non-GAAP) Declined 2% to $0.56,
Impacted by a 6% Currency Headwind

ATLANTA, Oct. 18, 2019 – The Coca-Cola Company continued to execute on its key strategies in the third quarter, with strong revenue growth and value share gains globally. Reported net revenues grew 8% and organic revenues (non-GAAP) grew 5%, driven by innovation, revenue growth management and improving execution. The company’s performance year-to-date has led to an update in full year guidance.
"Our performance gives us confidence that our strategies are taking hold with our consumers, customers and system," said James Quincey, chairman and CEO of The Coca-Cola Company. "We are positioning the company to create a better shared future for all of our stakeholders by delivering on our vision and growing sustainably."

Highlights

Quarterly Performance

•	Revenues: Net revenues grew 8% to $9.5 billion. Organic revenues (non-GAAP) grew 5%. Revenue growth was driven by price/mix growth of 6%, partially offset by a 2% decline in concentrate sales.

•
Margin: Operating margin, which included items impacting comparability, was 26.3% versus 29.8% in the prior year. Comparable operating margin (non-GAAP) was 28.1% versus 30.7% in the prior year. Margins were unfavorably impacted by a 260 basis point headwind from currency and net acquisitions.

•	Earnings per share: EPS grew 37% to $0.60. Comparable EPS (non-GAAP) declined 2% to $0.56. Comparable EPS performance included the impact from a 6-point currency headwind.

•	Market share: The company continued to gain value share in total nonalcoholic ready-to-drink (NARTD) beverages.

•
Cash flow: Year-to-date cash from operations was $7.8 billion, up 37% largely due to strong underlying growth, working capital initiatives and the timing of tax payments. Year-to-date free cash flow (non-GAAP) was $6.6 billion, up 41%.

Company Updates

•
Executing the revenue growth algorithm: The company continues to capitalize on opportunities for growth through expanded revenue growth management capabilities and improved execution. Key initiatives include increasing availability and distribution of priority SKUs. In Brazil, for example, expansion of priority package offerings at key price points, along with placing more than 100,000 incremental coolers in the marketplace, has led to double-digit transaction growth of immediate consumption priority packages year-to-date. Globally, growth in immediate consumption packages outpaced future consumption by 6 points during the quarter.

•
Expanding headroom for growth in sparkling beverages: Globally, trademark Coca-Cola has grown retail value 6% year-to-date through an accelerated pace of innovation and optimizing price/pack architecture in the marketplace. The largest contributor to retail value growth was the flagship U.S. market, driven by continued double-digit volume growth in Coca-Cola Zero Sugar, in addition to strong growth in smaller packages, led by double-digit growth in 7.5-oz. mini cans. Internationally, a scaled launch of Coca-Cola Plus Coffee in more than 20 markets with a diligent consumer focus, consistent messaging and an integrated execution plan has driven strong performance year-to-date. Accelerated revenue growth for core sparkling soft drink brands continues to fuel and enable new innovations and investments across the expanding total beverage portfolio.

•
Disciplined portfolio growth of premium brands: During the year, the company leveraged the leader, challenger, explorer framework to successfully grow smartwater in India, where it has become the second-largest premium water brand in the market since its initial launch in 2018. In the explorer and challenger phase, the company leveraged local celebrity endorsements and digital marketing to drive brand edge while expanding distribution in select channels as a premium offering. India is now the fourth-largest market globally for the smartwater brand, with a target to be in 90,000 outlets by the end of 2019.

•
Expanding innovation through Coca-Cola Energy: The company recently announced plans to bring new fans into the energy drink category next year with the U.S. launch of Coca-Cola Energy. Coca-Cola Energy and Coca-Cola  Energy Cherry – a flavor available exclusively in the United States – and their zero-calorie counterparts will be available nationwide in 12-oz. sleek cans starting in January 2020. The rollout supports ongoing efforts to deliver more beverage options that meet changing preferences, lifestyles and tastes. It’s also an example of the company’s commitment to move quickly, bring more drinks to the shelf, and "lift and shift" innovations around the world.  Coca-Cola Energy debuted earlier this year in Spain and Hungary and is currently available in more than 25 countries.

•
Growing sustainably through package innovation: During the quarter, the company made solid progress on its World Without Waste goals. In the United States, the company announced the goal of removing the equivalent of at least 1 billion virgin PET plastic bottles from its supply chain over the next five years. Dasani, America’s leading mainstream bottled water brand, will roll out a next-generation lineup of recyclable, reusable and package-free options – anchored by the first-ever HybridBottle™, which is made with a mix of up to 50% plant-based, renewable material and recycled PET. The company also announced the expansion of up to 100 Dasani PureFill™ water dispensers leveraging Coca-Cola Freestyle™ technology in late 2019. Globally, the company now has seven markets where its local water brand is packaged in 100% recycled PET. The company also continues to lightweight its packaging to reduce the amount of virgin PET plastic sourced by the Coca-Cola system.

Operating Review – Three Months Ended September 27, 2019
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Changes, Net	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume
Consolidated	(2)	6	(3)	6	8	5	2
Europe, Middle East & Africa	1	3	(7)	3	0	4	1
Latin America	(8)	20	(8)	0	4	12	1
North America	(1)	3	0	(1)	2	3	1
Asia Pacific	3	0	1	0	3	3	4
Global Ventures[3]	17	(3)	(14)	243	243	14	15
Bottling Investments	7	2	(3)	2	8	9	24
Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated	(4)	(3)	(7)	5
Europe, Middle East & Africa	(5)	0	(11)	7
Latin America	(6)	0	(11)	5
North America	(3)	(3)	0	0
Asia Pacific	(3)	(7)	1	3
Global Ventures	75	0	(4)	79
Bottling Investments	(70)	—[4]	—[4]	—[4]

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated EPS	37	39	(6)	4

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 With the exception of ready-to-drink (RTD) products, Costa sales are not included in concentrate sales, price/mix or unit case volume.
4 Comparable operating income (non-GAAP) for the three months ended September 27, 2019 was $30 million. Comparable operating loss (non-GAAP) for the three months ended September 28, 2018 was $14 million. Therefore, the percentages are not calculable.

In addition to the data in the preceding tables, operating results in the quarter included the following:

Consolidated

•
Price/mix grew 6% for the quarter through revenue growth management initiatives and a benefit from geographic mix. Concentrate sales were 4 points behind unit case volume growth due to the timing of shipments during the quarter, in addition to cycling the timing of shipments in Brazil in the prior year.

•	Unit case volume grew 2%, primarily driven by strong growth in developing and emerging markets in addition to solid growth in North America. Category cluster performance was as follows:

◦	Sparkling soft drinks grew 2%, driven by strong 3% global growth in trademark Coca-Cola, including continued double-digit growth in Coca-Cola Zero Sugar.

◦
Juice, dairy and plant-based beverages grew 1%, led by strong performance within the Minute Maid and Simply portfolio in North America in addition to strong growth in Minute Maid Pulpy in China, partially offset by a decline in Rani, the leading juice brand in the Middle East.

◦
Water, enhanced water and sports drinks grew 2%, led by the Ciel and Cristal brands in Latin America and strong growth in Dasani internationally as well as Kinley in India, partially offset by the deprioritization of low-margin commodity water in China.

◦	Tea and coffee volume grew 4%, led by strong performance across the company's portfolio in Japan, in addition to the doğadan tea business in Turkey and Gold Peak tea in North America.

•
Operating income declined 4%, including a negative impact from currency. Comparable currency neutral operating income (non-GAAP) grew 5%. Operating income was negatively impacted by cycling the timing of concentrate shipments and expenses in the prior year, in addition to the timing of certain items in the current year, including marketing investments.

Europe, Middle East & Africa

•	Price/mix grew 3% for the quarter through positive performance across the majority of key markets.

•	Unit case volume grew 1%, as strong growth across West and South Africa was partially offset by a decline in Europe, which was impacted by cycling strong performance in the prior year.

•	Operating income declined 5%, primarily due to an 11-point currency headwind. Comparable currency neutral operating income (non-GAAP) grew 7%, primarily driven by favorable product mix.

•	The company gained value share in total NARTD beverages, led by solid share performance across Europe, partially offset by a value share decline in Nigeria, primarily due to local value brands.

Latin America

•	Price/mix grew 20% for the quarter, through strong pricing and package initiatives in the marketplace, in addition to a benefit from cycling the timing of deductions in the prior year.

•
Unit case volume grew 1%, as growth across the majority of markets, led by Brazil and Mexico, was partially offset by a decline in Argentina. Volume growth benefited from acquired brands in Central America.

•
Operating income declined 6%, which included an 11-point currency headwind. Comparable currency neutral operating income (non-GAAP) grew 5%. Operating income was impacted by cycling the timing of concentrate shipments in Brazil in the prior year.

•	The company gained value share in total NARTD beverages, led by solid share performance in Brazil.

North America

•	Price/mix grew 3% for the quarter, driven by solid performance across the majority of category clusters.

•
Unit case volume grew 1%, led by strong performance in sparkling soft drinks under trademark Coca-Cola and Sprite. All category clusters grew volume during the quarter, with the exception of tea and coffee, which was even.

•
Operating income declined 3%, which included the impact of comparability items. Comparable currency neutral operating income (non-GAAP) was even. Operating income was negatively impacted by cycling the benefit of intercompany profit elimination in the prior year related to the refranchising of North American bottling operations, as well as cycling the timing of expenses in the prior year.

•	The company gained value share in total NARTD beverages, led by strong performance in sparkling soft drinks; water, enhanced water and sports drinks; and juice, dairy and plant-based beverages.

Asia Pacific

•	Price/mix was even for the quarter, negatively impacted by 4 points of geographic mix due to growth in emerging and developing markets outpacing developed markets.

•	Unit case volume grew 4%, due to broad-based growth across the majority of key markets, partially offset by a decline in Japan. Volume growth was led by Southeast Asia, China and India.

•
Operating income declined 3%, which included the impact of comparability items. Comparable currency neutral operating income (non-GAAP) grew 3%. Operating income was negatively impacted by geographic mix.

•	The company gained value share in total NARTD beverages, driven by strong performance in China and Southeast Asia.

Global Ventures

•	Reported net revenues benefited from the Costa acquisition.

•	Price/mix declined 3%, largely driven by unfavorable product mix as a result of strong growth in the doğadan tea business.

•	Unit case volume grew 15%, led by the doğadan tea business in Turkey, in addition to strong growth in Monster and innocent.

•	Operating income growth benefited from the Costa acquisition.

Bottling Investments

•	Price/mix grew 2% for the quarter, largely driven by solid performance from the company's bottling operations in India.

•	Operating income was driven by strong revenue growth, partially offset by the impact of comparability items and currency headwinds.

Operating Review – Nine Months Ended September 27, 2019
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Changes, Net	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume
Consolidated	1	4	(5)	6	6	6	2
Europe, Middle East & Africa	3	4	(10)	3	0	7	2
Latin America	(2)	11	(11)	0	(3)	9	0
North America	(2)	4	0	0	2	2	0
Asia Pacific	5	(2)	(2)	(1)	1	4	6
Global Ventures[3]	7	(1)	(18)	227	214	5	7
Bottling Investments	9	3	(6)	(1)	4	11	23

Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated	8	6	(8)	11
Europe, Middle East & Africa	(1)	0	(13)	12
Latin America	(7)	0	(15)	8
North America	7	3	0	4
Asia Pacific	(1)	(2)	(1)	3
Global Ventures	96	0	(5)	101
Bottling Investments	—[4]	—[4]	35	2,225

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated	23	22	(8)	10
Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 With the exception of RTD products, Costa sales are not included in concentrate sales, price/mix or unit case volume.
4 Reported operating income for the nine months ended September 27, 2019 was $226 million. Reported operating loss for the nine months ended September 28, 2018 was $318 million. Therefore, the percentages are not calculable.

Outlook
The 2019 outlook information provided below includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full year 2019 projected organic revenues (non-GAAP) to full year 2019 projected reported net revenues, full year 2019 projected comparable currency neutral net revenues (non-GAAP) to full year 2019 projected reported net revenues, full year 2019 projected comparable currency neutral operating income (non-GAAP) to full year 2019 projected reported operating income, or full year 2019 projected comparable EPS (non-GAAP) to full year 2019 projected reported EPS without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates; the exact timing and amount of acquisitions, divestitures and/or structural changes; and the exact timing and amount of comparability items throughout 2019. The unavailable information could have a significant impact on full year 2019 GAAP financial results.

Full Year 2019 Revenues:

•	At least 5% growth in organic revenues (non-GAAP) – Updated

•	At least 12% growth in comparable currency neutral net revenues (non-GAAP), including a 7% tailwind from acquisitions, divestitures and structural items – Updated

•	Comparable net revenues (non-GAAP): 4% to 5% currency headwind based on the current rates and including the impact of hedged positions – Updated

Full Year 2019 Operating Income:

•	12% to 13% growth in comparable currency neutral operating income (non-GAAP), including a low single-digit tailwind from acquisitions, divestitures and structural items – Updated

•	Comparable operating income (non-GAAP): 8% to 9% currency headwind based on the current rates and including the impact of hedged positions – Updated

Full Year 2019 EPS:

•	-1% to 1% growth versus $2.08 in 2018 in comparable EPS (non-GAAP) – No Change

Full Year 2019 Other Items:

•	Underlying effective tax rate (non-GAAP): Estimated to be 19.5% – No Change

•	Cash from operations: At least $8.8 billion – Updated

•	Capital expenditures: Approximately $2.2 billion – Updated

•	Net share repurchases (non-GAAP): Expect share repurchases to offset dilution from employee stock-based compensation plans – No Change

Fourth Quarter 2019 Considerations – New:

•	Comparable net revenues (non-GAAP): 12% tailwind from acquisitions, divestitures and structural items; 3% currency headwind based on the current rates and including the impact of hedged positions

•	Comparable operating income (non-GAAP): 7% currency headwind based on the current rates and including the impact of hedged positions

Full Year 2020 Considerations – New:

•	Comparable net revenues (non-GAAP): 1% to 2% currency headwind based on the current rates and including the impact of hedged positions

•	Comparable operating income (non-GAAP): 2% to 3% currency headwind based on the current rates and including the impact of hedged positions

Notes

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight-ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of company beverages directly or indirectly sold by the company and its bottling partners to customers.

•
"Concentrate sales" represents the amount of concentrates, syrups, beverage bases, source waters and powders/minerals (in all instances expressed in equivalent unit cases) sold by, or used in finished beverages sold by, the company to its bottling partners or other customers. In the reconciliation of reported net revenues, "concentrate sales" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for the geographic operating segments and the Global Ventures operating segment (excluding Costa non-RTD sales) (expressed in equivalent unit cases) after considering the impact of structural changes. For the Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes. The Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.

•
"Price/mix" represents the change in net operating revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories where the sales occurred.

•
First quarter 2019 financial results were impacted by one less day as compared to the same period in 2018, and fourth quarter 2019 financial results will be impacted by one additional day as compared to the same period in 2018. Unit case volume results for the quarters are not impacted by the variances in days due to the average daily sales computation referenced above.

Conference Call
The company is hosting a conference call with investors and analysts to discuss third quarter 2019 operating results today, Oct. 18, 2019, at 8:30 a.m. ET. The company invites participants to listen to a live webcast of the conference call on the company’s website, http://www.coca-colacompany.com, in the "Investors" section. An audio replay in downloadable digital format and a transcript of the call will be available on the website within 24 hours following the call. Further, the "Investors" section of the website includes certain supplemental information and a reconciliation of non-GAAP financial measures to the company’s results as reported under GAAP which may be used during the call when discussing financial results.
Contacts:
Investors and Analysts: Tim Leveridge, koinvestorrelations@coca-cola.com
Media: Scott Leith, sleith@coca-cola.com

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	September 27, 2019	September 28, 2018	% Change
Net Operating Revenues	$9,507	$8,775	8
Cost of goods sold	3,767	3,346	13
Gross Profit	5,740	5,429	6
Selling, general and administrative expenses	3,116	2,660	17
Other operating charges	125	155	(20)
Operating Income	2,499	2,614	(4)
Interest income	153	171	(10)
Interest expense	230	214	8
Equity income (loss) — net	346	348	0
Other income (loss) — net	324	(546)	—
Income Before Income Taxes	3,092	2,373	30
Income taxes	503	555	(9)
Consolidated Net Income	2,589	1,818	42
Less: Net income (loss) attributable to noncontrolling interests	(4)	(62)	94
Net Income Attributable to Shareowners of The Coca-Cola Company	$2,593	$1,880	38
Basic Net Income Per Share[1]	$0.61	$0.44	37
Diluted Net Income Per Share[1]	$0.60	$0.44	37
Average Shares Outstanding	4,280	4,255	1
Effect of dilutive securities	41	40	2
Average Shares Outstanding Assuming Dilution	4,321	4,295	1
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended
	September 27, 2019		September 28, 2018	% Change
Net Operating Revenues	$28,198		$26,494	6
Cost of goods sold	11,053		9,965	11
Gross Profit	17,145		16,529	4
Selling, general and administrative expenses	8,879		8,286	7
Other operating charges	344		916	(62)
Operating Income	7,922		7,327	8
Interest income	428		510	(16)
Interest expense	711		697	2
Equity income (loss) — net	808		813	(1)
Other income (loss) — net	(81)		(693)	88
Income Before Income Taxes	8,366		7,260	15
Income taxes	1,446		1,711	(15)
Consolidated Net Income	6,920		5,549	25
Less: Net income (loss) attributable to noncontrolling interests	42		(15)	—
Net Income Attributable to Shareowners of The Coca-Cola Company	$6,878		$5,564	24
Basic Net Income Per Share[1]	$1.61	1.31	$1.31	23
Diluted Net Income Per Share[1]	$1.60		$1.29	23
Average Shares Outstanding	4,273		4,258	0
Effect of dilutive securities	38		39	(5)
Average Shares Outstanding Assuming Dilution	4,311		4,297	0
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	September 27, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$7,531	$9,077
Short-term investments	2,001	2,025
Total Cash, Cash Equivalents and Short-Term Investments	9,532	11,102
Marketable securities	3,456	5,013
Trade accounts receivable, less allowances of $525 and $501, respectively	4,353	3,685
Inventories	3,266	3,071
Prepaid expenses and other assets	2,510	2,059
Total Current Assets	23,117	24,930
Equity method investments	18,689	19,412
Other investments	878	867
Other assets	5,750	4,148
Deferred income tax assets	2,452	2,674
Property, plant and equipment — net	10,217	9,598
Trademarks with indefinite lives	9,167	6,682
Bottlers' franchise rights with indefinite lives	109	51
Goodwill	16,465	14,109
Other intangible assets	589	745
Total Assets	$87,433	$83,216

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$12,727	$9,533
Loans and notes payable	10,972	13,835
Current maturities of long-term debt	492	5,003
Accrued income taxes	909	411
Total Current Liabilities	25,100	28,782
Long-term debt	31,012	25,376
Other liabilities	8,057	7,646
Deferred income tax liabilities	2,581	2,354
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	17,039	16,520
Reinvested earnings	65,481	63,234
Accumulated other comprehensive income (loss)	(13,706)	(12,814)
Treasury stock, at cost — 2,756 and 2,772 shares, respectively	(51,861)	(51,719)
Equity Attributable to Shareowners of The Coca-Cola Company	18,713	16,981
Equity attributable to noncontrolling interests	1,970	2,077
Total Equity	20,683	19,058
Total Liabilities and Equity	$87,433	$83,216

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Nine Months Ended
Operating Activities	September 27, 2019	September 28, 2018
Consolidated net income	$6,920	$5,549
Depreciation and amortization	965	807
Stock-based compensation expense	146	167
Deferred income taxes	(326)	26
Equity (income) loss — net of dividends	(336)	(385)
Foreign currency adjustments	79	(169)
Significant (gains) losses — net	(389)	541
Other operating charges	147	662
Other items	444	130
Net change in operating assets and liabilities	121	(1,638)
Net Cash Provided by Operating Activities	7,771	5,690
Investing Activities
Purchases of investments	(4,113)	(6,809)
Proceeds from disposals of investments	5,674	11,079
Acquisitions of businesses, equity method investments and nonmarketable securities	(5,376)	(598)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	266	1,354
Purchases of property, plant and equipment	(1,206)	(1,048)
Proceeds from disposals of property, plant and equipment	944	97
Other investing activities	(90)	33
Net Cash Provided by (Used in) Investing Activities	(3,901)	4,108
Financing Activities
Issuances of debt	19,598	21,422
Payments of debt	(21,716)	(23,595)
Issuances of stock	923	891
Purchases of stock for treasury	(690)	(1,596)
Dividends	(3,419)	(3,321)
Other financing activities	(33)	(184)
Net Cash Provided by (Used in) Financing Activities	(5,337)	(6,383)
Effect of Exchange Rate Changes on Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(75)	(249)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents during the period	(1,542)	3,166
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	9,318	6,373
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents at End of Period	7,776	9,539
Less: Restricted cash and restricted cash equivalents at end of period	245	318
Cash and Cash Equivalents at End of Period	$7,531	$9,221

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 27, 2019	September 28, 2018	% Fav. / (Unfav.)	September 27, 2019	September 28, 2018	% Fav. / (Unfav.)	September 27, 2019	September 28, 2018	% Fav. / (Unfav.)
Europe, Middle East & Africa	$1,828	$1,826	0	$886	$933	(5)	$651	$943	(31)
Latin America	1,045	1,002	4	603	640	(6)	605	636	(5)
North America	3,138	3,091	2	641	663	(3)	658	662	(1)
Asia Pacific	1,462	1,420	3	594	614	(3)	603	628	(4)
Global Ventures	629	183	243	77	44	75	80	47	69
Bottling Investments	1,684	1,565	8	7	24	(70)	55	(152)	—
Corporate	24	17	44	(309)	(304)	(1)	440	(391)	—
Eliminations	(303)	(329)	8	—	—	—	—	—	—
Consolidated	$9,507	$8,775	8	$2,499	$2,614	(4)	$3,092	$2,373	30
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided
1 During the three months ended September 27, 2019, intersegment revenues were $156 million for Europe, Middle East & Africa, $1 million for North America, $143 million for Asia Pacific and $3 million for Bottling Investments. During the three months ended September 28, 2018, intersegment revenues were $124 million for Europe, Middle East & Africa, $1 million for Latin America, $119 million for North America, $72 million for Asia Pacific and $13 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Nine Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 27, 2019	September 28, 2018	% Fav./(Unfav.)	September 27, 2019	September 28, 2018	% Fav. / (Unfav.)	September 27, 2019	September 28, 2018	% Fav. / (Unfav.)
Europe, Middle East & Africa	$5,530	$5,520	0	$2,902	$2,940	(1)	$2,701	$2,984	(10)
Latin America	2,944	3,029	(3)	1,687	1,804	(7)	1,636	1,742	(6)
North America	8,983	8,823	2	1,938	1,814	7	1,924	1,822	6
Asia Pacific	4,189	4,149	1	1,867	1,879	(1)	1,891	1,909	(1)
Global Ventures	1,849	588	214	216	110	96	223	119	88
Bottling Investments	5,520	5,294	4	226	(318)	—	348	(274)	—
Corporate	79	85	(7)	(914)	(902)	(1)	(357)	(1,042)	66
Eliminations	(896)	(994)	10	—	—	—	—	—	—
Consolidated	$28,198	$26,494	6	$7,922	$7,327	8	$8,366	$7,260	15
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the nine months ended September 27, 2019, intersegment revenues were $420 million for Europe, Middle East & Africa, $7 million for North America, $460 million for Asia Pacific, $2 million for Global Ventures and $7 million for Bottling Investments. During the nine months ended September 28, 2018, intersegment revenues were $397 million for Europe, Middle East & Africa, $39 million for Latin America, $243 million for North America, $296 million for Asia Pacific, $2 million for Global Ventures and $17 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

The company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: "comparable net revenues", "comparable currency neutral net revenues", "organic revenues", "comparable operating margin", "underlying operating margin", "comparable operating income", "comparable currency neutral operating income", "comparable EPS", "comparable currency neutral EPS", "underlying effective tax rate", "free cash flow" and "net share issuances (repurchases)", each of which are defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS

•
"Currency neutral operating results" are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.

•
"Structural changes" generally refer to acquisitions and divestitures of bottling and distribution operations including the impact of intercompany transactions among our operating segments. In 2019, the company acquired controlling interests in bottling operations in Zambia and Eswatini. In 2018, the company acquired controlling interests in the Philippine bottling operations and Oman bottling operations, both of which were previously accounted for as equity method investees, as well as controlling interests in bottling operations in Zambia and Botswana. The impact of these acquisitions has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the Europe, Middle East and Africa, Asia Pacific and Bottling Investments operating segments. In 2018, the company refranchised our Canadian and Latin American bottling operations. The impact of these refranchising activities has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the North America, Latin America and Bottling Investments operating segments.

•
"Comparable net revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). "Comparable currency neutral net revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) as well as the impact of changes in foreign currency exchange rates. Management believes the comparable net revenues (non-GAAP) growth measure and the comparable currency neutral net revenues (non‑GAAP) growth measure provide investors with useful supplemental information to enhance their understanding of the company's revenue performance and trends by improving their ability to compare our period-to-period results. "Organic revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural changes, as applicable, and the impact of changes in foreign currency exchange rates. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the company's ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange as well as the impact of acquisitions, divestitures and structural changes. The adjustments related to acquisitions, divestitures and structural changes for the three and nine months ended September 27, 2019 and September 28, 2018 consisted of the structural changes discussed above. Additionall

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

y, in 2019, the company acquired Costa Limited ("Costa"). The impact of this acquisition has been included in acquisitions and divestitures in our analysis of net operating revenues on a consolidated basis as well as for the Global Ventures operating segment. In 2019, the company also acquired the remaining equity interest in C.H.I. Limited ("CHI"). The impact of this acquisition has been included in acquisitions and divestitures in our analysis of net operating revenues on a consolidated basis as well as for the Europe, Middle East and Africa operating segment.

•
"Comparable operating income" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). "Comparable currency neutral operating income" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) and the impact of changes in foreign currency exchange rates. "Comparable operating margin" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). "Underlying operating margin" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below), the impact of changes in foreign currency exchange rates, and the impact of acquisitions, divestitures and structural changes, as applicable. Management uses these non-GAAP financial measures to evaluate the company's performance and make resource allocation decisions. Further, management believes the comparable operating income (non-GAAP) growth measure, comparable currency neutral operating income (non-GAAP) growth measure, comparable operating margin (non-GAAP) measure and underlying operating margin (non-GAAP) measure enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Comparable EPS" and "comparable currency neutral EPS" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS (non-GAAP) has also been adjusted for the impact of changes in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the company's performance and make resource allocation decisions. Further, management believes the comparable EPS (non-GAAP) and comparable currency neutral EPS (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Underlying effective tax rate" is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income before income taxes, which excludes or has otherwise been adjusted for items impacting comparability (discussed further below).

•
"Free cash flow" is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment. Management uses this non-GAAP financial measure to evaluate the company's performance and make resource allocation decisions.

•
"Net share issuances (repurchases)" is a non-GAAP financial measure that reflects the net amount of issuances of stock or purchases of stock for treasury after considering proceeds from the issuances of stock, the net change in stock issuance receivables (related to employee stock options exercised but not settled prior to the end of the period) and the net change in treasury stock payables (for treasury shares repurchased but not settled prior to the end of the period).

ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

comparable periods, are generally considered "items impacting comparability." Items impacting comparability include, but are not limited to, asset impairments, charges related to our productivity and reinvestment initiatives, and transaction gains/losses, in each case when exceeding a U.S. dollar threshold. Also included are our proportionate share of similar items incurred by our equity method investees, timing differences related to our economic (nondesignated) hedging activities, and timing differences related to unrealized mark-to-market adjustments of equity securities and trading debt securities, regardless of size. In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral operating results" defined above).
Asset Impairments
During the three and nine months ended September 27, 2019, the company recorded other-than-temporary impairment charges of $120 million and $406 million, respectively, related to Coca-Cola Bottlers Japan Holdings Inc. ("CCBJHI"), an equity method investee. Based on the extent to which the market value of our investment in CCBJHI has been less than our carrying value and the financial condition and near-term prospects of the issuer, management determined that the decline in fair value was other than temporary in nature. During the three and nine months ended September 27, 2019, we also recorded other-than-temporary impairment charges of $255 million related to certain equity method investees in the Middle East. These impairment charges were primarily driven by revised projections of future operating results largely related to instability in the region and recent changes in local excise taxes.
During the three and nine months ended September 27, 2019, the company recorded an impairment charge of $42 million related to a trademark in Asia Pacific, which was primarily driven by revised projections of future operating results for the trademark.
During the nine months ended September 27, 2019, we recorded an other-than-temporary impairment charge of $57 million related to one of our equity method investees in North America. This charge was primarily driven by revised projections of future operating results. During the nine months ended September 27, 2019, we also recorded an other-than-temporary impairment charge of $49 million related to one of our equity method investees in Latin America. This impairment charge was primarily driven by revised projections of future operating results.
During the three and nine months ended September 28, 2018, the company recorded other-than-temporary impairment charges of $205 million and $257 million, respectively. The charge of $205 million was related to an equity method investee in Indonesia. This impairment was primarily driven by revised projections of future operating results reflecting unfavorable macroeconomic conditions and foreign currency exchange rate fluctuations. During the nine months ended September 28, 2018, the company recorded an other-than-temporary impairment charge of $52 million related to one of our equity method investees in Latin America. This impairment was primarily driven by revised projections of future operating results.
During the nine months ended September 28, 2018, the company recorded charges of $450 million related to the impairment of Coca-Cola Refreshments ("CCR") assets primarily as a result of management's view of the proceeds that were expected to be received for the remaining bottling territories upon their refranchising. These charges were determined by comparing the fair values of the assets to their carrying values.
Productivity and Reinvestment
During the three and nine months ended September 27, 2019, the company recorded charges of $61 million and $184 million, respectively, related to our productivity and reinvestment initiatives. During the three and nine months ended September 28, 2018, the company recorded charges of $132 million and $377 million, respectively, related to our productivity and reinvestment initiatives. These charges included $25 million and $64 million during the three and nine months ended September 28, 2018, respectively, due to pension settlements. These initiatives are focused on four key areas: restructuring the company's global supply chain; implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining and simplifying the company's operating model; and further driving increased discipline and efficiency in direct marketing investments. Under this operating model, our business units will be supported by an expanded enabling services organization and a corporate center focused on a few strategic initiatives, policy and governance. The expanded enabling services organization will focus on both simplifying and standardizing key transactional processes and providing support to business units through global centers of excellence. The savings realized from the program will enable the company to fund marketing initiatives and innovation required to deliver

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.
Equity Investees
During the three and nine months ended September 27, 2019, the company recorded net charges of $39 million and $107 million, respectively. During the three and nine months ended September 28, 2018, the company recorded a net gain of $19 million and a net charge of $65 million, respectively. These amounts represent the company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and nine months ended September 27, 2019, the company recognized a gain of $739 million on the sale of a retail and office building in New York City.
During the nine months ended September 27, 2019, the company recorded an adjustment to reduce the carrying amount of Coca-Cola Beverages Africa's ("CCBA") fixed assets and definite-lived intangible assets by $160 million as a result of the company's change in plans for CCBA as it now intends to maintain its controlling stake in CCBA for the foreseeable future. During the three and nine months ended September 28, 2018, the company recorded an impairment charge of $554 million related to assets held by CCBA. This charge was incurred primarily as a result of management's view of the proceeds that were expected to be received based on revised projections of future operating results and foreign currency exchange rate fluctuations.
During the three and nine months ended September 27, 2019, the company recorded net charges of $103 million and $107 million, respectively, related to North America refranchising. These net charges were primarily related to post-closing adjustments as contemplated by the related agreements. During the three and nine months ended September 28, 2018, the company recorded net charges of $275 million and $379 million, respectively, related to the refranchising of certain bottling territories in North America.
During the nine months ended September 27, 2019, the company recorded charges of $4 million. During the three and nine months ended September 28, 2018, the company recorded charges of $12 million and $33 million, respectively. These charges were primarily related to payments made to certain of our unconsolidated bottling partners in North America in order to convert their bottling agreements to a comprehensive beverage agreement with additional requirements.
During the nine months ended September 27, 2019, the company recognized a $121 million loss in conjunction with our acquisition of the remaining equity ownership interest in CHI, which included the remeasurement of our previously held equity interest in CHI to fair value and the reversal of the related cumulative translation adjustments.
During the nine months ended September 27, 2019, the company incurred $46 million of transaction costs associated with the purchase of Costa, which we acquired in January 2019.
During the nine months ended September 27, 2019, the company recorded a gain of $39 million related to the sale of a portion of our equity ownership interest in Embotelladora Andina S.A. The company also recorded a net gain of $370 million related to the sale of our equity ownership in Corporación Lindley S.A. during the three and nine months ended September 28, 2018.
During the nine months ended September 27, 2019, the company recorded charges of $8 million. The company also recorded charges of $6 million and $9 million during the three and nine months ended September 28, 2018, respectively. These charges were for noncapitalizable transaction costs associated with pending and closed transactions.
During the three and nine months ended September 28, 2018, the company recorded net gains of $11 million and $47 million, respectively, due to the refranchising of our Latin American bottling operations.
During the three and nine months ended September 27, 2019, the company recorded charges of $21 million and $61 million, respectively, primarily related to costs incurred to refranchise certain of our North America bottling operations. The company also recorded charges of $38 million and $117 million during the three and nine months ended September 28, 2018, respectively. These costs include, among other items, internal and external costs for individuals directly working on the refranchising efforts, severance, special termination benefits, and costs associated with the

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

implementation of information technology systems to facilitate consistent data standards and availability throughout our bottling systems. In addition, during the nine months ended September 28, 2018, the company recorded charges of $47 million due to pension settlements as a result of these refranchising activities.
During the nine months ended September 28, 2018, the company recorded charges of $33 million primarily related to the reversal of the cumulative translation adjustments resulting from the substantial liquidation of the company's former
Russian juice operations.
CCBA Unrecognized Depreciation and Amortization
These amounts represent the depreciation and amortization that the company would have recorded during the periods presented had CCBA not been classified as held for sale.
Other Items
Economic (Nondesignated) Hedges
The company uses derivatives as economic hedges primarily to mitigate the foreign exchange risk for certain currencies and the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. Management believes this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three and nine months ended September 27, 2019, the net impact of the company's adjustment related to our economic hedging activities resulted in increases of $42 million and $32 million, respectively, to our non-GAAP income before income taxes.
During the three and nine months ended September 28, 2018, the net impact of the company's adjustment related to our economic hedging activities resulted in decreases of $13 million and $45 million, respectively, to our non-GAAP income before income taxes. These adjustments include a net gain of $41 million related to the mark-to-market adjustments associated with the purchase price of a business combination.
Unrealized Gains and Losses on Equity and Trading Debt Securities
The company excludes the net impact of unrealized gains and losses resulting from mark-to-market adjustments on our equity and trading debt securities from our non-GAAP financial information until the period in which the underlying securities are sold and the associated gains or losses are realized. Management believes this adjustment provides meaningful information related to the impact of our investments in equity and trading debt securities. During the three and nine months ended September 27, 2019, the net impact of the company's adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in decreases of $17 million and $155 million, respectively, to our non-GAAP income before income taxes.
During the three and nine months ended September 28, 2018, the net impact of the company's adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in a decrease of $32 million and an increase of $40 million, respectively, to our non-GAAP income before income taxes.
Other
During the three and nine months ended September 27, 2019, the company recorded other charges of $1 million and $3 million, respectively. During the three and nine months ended September 28, 2018, the company recorded other charges of $4 million and $31 million, respectively. These charges were primarily related to tax litigation expense.
During the three and nine months ended September 28, 2018, the company recorded a net gain of $27 million related to the early extinguishment of long-term debt.
Certain Tax Matters
During the three and nine months ended September 27, 2019, the company recorded an income tax benefit of $229 million primarily associated with return to provision adjustments. During the three and nine months ended

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

September 27, 2019, the company also recorded $27 million and $81 million, respectively, of excess tax benefits associated with the company's stock-based compensation arrangements. During the nine months ended September 27, 2019, the company recorded an income tax benefit of $81 million related to the reversal of a U.S. state valuation allowance. During the three and nine months ended September 27, 2019, the company recorded net tax charges of $43 million and $146 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for agreed-upon tax matters.
During the three and nine months ended September 28, 2018, the company recorded $125 million of income tax benefit and $9 million of income tax expense, respectively, primarily as a result of adjustments to our provisional remeasurement of deferred taxes recorded as of December 31, 2017 related to the Tax Cuts and Jobs Act signed into law on December 22, 2017. In addition, during the three and nine months ended September 28, 2018, the company recorded $27 million and $114 million, respectively, of excess tax benefits associated with the company's stock‑based compensation arrangements. During the three and nine months ended September 28, 2018, the company also recorded net tax charges of $3 million and $45 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for agreed-upon tax matters.
2019 OUTLOOK
The 2019 outlook information provided in this earnings release includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full year 2019 projected organic revenues (non-GAAP) to full year 2019 projected reported net revenues, full year 2019 projected comparable currency neutral net revenues (non-GAAP) to full year 2019 projected reported net revenues, full year 2019 projected comparable currency neutral operating income (non-GAAP) to full year 2019 projected reported operating income, or full year 2019 projected comparable EPS (non-GAAP) to full year 2019 projected reported EPS without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates; the exact timing and amount of acquisitions, divestitures and/or structural changes; and the exact timing and amount of comparability items throughout 2019. The unavailable information could have a significant impact on full year 2019 GAAP financial results.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended September 27, 2019
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$9,507	$3,767	$5,740	60.4%	$3,116	$125	$2,499	26.3%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(42)	42
Productivity and Reinvestment	—	—	—		—	(61)	61
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(21)	21
CCBA Unrecognized Depreciation and Amortization	—	—	—		—	—	—
Other Items	(7)	(50)	43		—	(1)	44
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$9,500	$3,717	$5,783	60.9%	$3,116	$—	$2,667	28.1%

	Three Months Ended September 28, 2018
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$8,775	$3,346	$5,429	61.9%	$2,660	$155	$2,614	29.8%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Productivity and Reinvestment	—	—	—		—	(107)	107
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(44)	44
CCBA Unrecognized Depreciation and Amortization	—	22	(22)		68	—	(90)
Other Items	18	(2)	20		—	(4)	24
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$8,793	$3,366	$5,427	61.7%	$2,728	$—	$2,699	30.7%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	8	13	6		17	(20)	(4)
% Currency Impact	(3)	(1)	(4)		(2)	—	(6)
% Change — Currency Neutral (Non-GAAP)	11	13	10		19	—	1

% Change — Comparable (Non-GAAP)	8	10	7		14	—	(1)
% Comparable Currency Impact (Non-GAAP)	(3)	(1)	(4)		(2)	—	(7)
% Change — Comparable Currency Neutral (Non-GAAP)	11	11	11		16	—	5
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended September 27, 2019
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[2]	Diluted net income per share
Reported (GAAP)	$230	$346	$324	$3,092	$503	16.3%	$2,593	$0.60
Items Impacting Comparability:
Asset Impairments	—	—	375	417	—		417	0.10
Productivity and Reinvestment	—	—	—	61	14		47	0.01
Equity Investees	—	39	—	39	2		37	0.01
Transaction Gains/Losses	—	—	(636)	(615)	(149)		(466)	(0.11)
CCBA Unrecognized Depreciation and Amortization	—	—	—	—	—		—	—
Other Items	—	—	(18)	26	6		20	0.00
Certain Tax Matters	—	—	—	—	213		(213)	(0.05)
Comparable (Non-GAAP)	$230	$385	$45	$3,020	$589	19.5%	$2,435	$0.56

	Three Months Ended September 28, 2018
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[2]	Diluted net income per share
Reported (GAAP)	$214	$348	$(546)	$2,373	$555	23.4%	$1,880	$0.44
Items Impacting Comparability:
Asset Impairments	—	—	205	205	—		205	0.05
Productivity and Reinvestment	—	—	25	132	31		101	0.02
Equity Investees	—	(19)	—	(19)	(7)		(12)	0.00
Transaction Gains/Losses	—	—	460	504	(107)		533	0.12
CCBA Unrecognized Depreciation and Amortization	—	—	—	(90)	(26)		(41)	(0.01)
Other Items	27	—	(65)	(68)	(17)		(51)	(0.01)
Certain Tax Matters	—	—	—	—	149		(149)	(0.03)
Comparable (Non-GAAP)	$241	$329	$79	$3,037	$578	19.0%	$2,466	$0.57

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[2]	Diluted net income per share
% Change — Reported (GAAP)	8	0	—	30	(9)		38	37
% Change — Comparable (Non-GAAP)	(4)	17	(42)	(1)	2		(1)	(2)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.
2 Represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended September 27, 2019
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$28,198	$11,053	$17,145	60.8%	$8,879	$344	$7,922	28.1%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(42)	42
Productivity and Reinvestment	—	—	—		—	(184)	184
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(115)	115
CCBA Unrecognized Depreciation and Amortization	—	39	(39)		109	—	(148)
Other Items	(3)	(38)	35		—	(3)	38
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$28,195	$11,054	$17,141	60.8%	$8,988	$—	$8,153	28.9%

	Nine Months Ended September 28, 2018
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$26,494	$9,965	$16,529	62.4%	$8,286	$916	$7,327	27.7%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(450)	450
Productivity and Reinvestment	—	—	—		—	(313)	313
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(126)	126
CCBA Unrecognized Depreciation and Amortization	—	71	(71)		212	—	(283)
Other Items	(8)	6	(14)		(2)	(27)	15
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$26,486	$10,042	$16,444	62.1%	$8,496	$—	$7,948	30.0%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	6	11	4		7	(62)	8
% Currency Impact	(5)	(3)	(6)		(4)	—	(9)
% Change — Currency Neutral (Non-GAAP)	12	14	10		11	—	18

% Change — Comparable (Non-GAAP)	6	10	4		6	—	3
% Comparable Currency Impact (Non-GAAP)	(5)	(3)	(6)		(4)	—	(8)
% Change — Comparable Currency Neutral (Non-GAAP)	12	13	11		10	—	11
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended September 27, 2019
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[2]	Diluted net income per share
Reported (GAAP)	$711	$808	$(81)	$8,366	$1,446	17.3%	$6,878	$1.60
Items Impacting Comparability:
Asset Impairments	—	—	767	809	36		773	0.18
Productivity and Reinvestment	—	—	—	184	43		141	0.03
Equity Investees	—	107	—	107	4		103	0.02
Transaction Gains/Losses	—	—	(386)	(271)	34		(290)	(0.07)
CCBA Unrecognized Depreciation and Amortization	—	—	—	(148)	(42)		(67)	(0.02)
Other Items	—	—	(158)	(120)	(25)		(95)	(0.02)
Certain Tax Matters	—	—	—	—	245		(245)	(0.06)
Comparable (Non-GAAP)	$711	$915	$142	$8,927	$1,741	19.5%	$7,198	$1.67

	Nine Months Ended September 28, 2018
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[2]	Diluted net income per share
Reported (GAAP)	$697	$813	$(693)	$7,260	$1,711	23.6%	$5,564	$1.29
Items Impacting Comparability:
Asset Impairments	—	—	257	707	116		591	0.14
Productivity and Reinvestment	—	—	64	377	88		289	0.07
Equity Investees	—	65	—	65	(11)		76	0.02
Transaction Gains/Losses	—	—	629	755	(74)		751	0.17
CCBA Unrecognized Depreciation and Amortization	—	—	—	(283)	(81)		(129)	(0.03)
Other Items	27	—	7	(5)	1		(6)	0.00
Certain Tax Matters	—	—	—	—	60		(60)	(0.01)
Comparable (Non-GAAP)	$724	$878	$264	$8,876	$1,810	20.4%	$7,076	$1.65

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[2]	Diluted net income per share
% Change — Reported (GAAP)	2	(1)	88	15	(15)		24	23
% Change — Comparable (Non-GAAP)	(2)	4	(46)	1	(4)		2	1
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.
2 Represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Diluted Net Income Per Share:
Three Months Ended September 27, 2019
% Change — Reported (GAAP)	37
% Currency Impact	(8)
% Change — Currency Neutral (Non-GAAP)	45

% Impact of Items Impacting Comparability (Non-GAAP)	39
% Change — Comparable (Non-GAAP)	(2)
% Comparable Currency Impact (Non-GAAP)	(6)
% Change — Comparable Currency Neutral (Non-GAAP)	4

Nine Months Ended September 27, 2019
% Change — Reported (GAAP)	23
% Currency Impact	(11)
% Change — Currency Neutral (Non-GAAP)	34

% Impact of Items Impacting Comparability (Non-GAAP)	22
% Change — Comparable (Non-GAAP)	1
% Comparable Currency Impact (Non-GAAP)	(8)
% Change — Comparable Currency Neutral (Non-GAAP)	10
Note: Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Three Months Ended September 27, 2019
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,828	$1,045	$3,138	$1,462	$629	$1,684	$24	$(303)	$9,507
Items Impacting Comparability:
Other Items	—	—	—	—	—	—	(7)	—	(7)
Comparable (Non-GAAP)	$1,828	$1,045	$3,138	$1,462	$629	$1,684	$17	$(303)	$9,500

	Three Months Ended September 28, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,826	$1,002	$3,091	$1,420	$183	$1,565	$17	$(329)	$8,775
Items Impacting Comparability:
Other Items	—	—	—	—	—	—	18	—	18
Comparable (Non-GAAP)	$1,826	$1,002	$3,091	$1,420	$183	$1,565	$35	$(329)	$8,793

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	0	4	2	3	243	8	44	8	8
% Currency Impact	(7)	(8)	0	1	(14)	(3)	156	—	(3)
% Change — Currency Neutral (Non-GAAP)	7	12	2	2	258	11	(112)	—	11
% Acquisitions, Divestitures and Structural Changes	3	0	(1)	0	243	2	0	—	6
% Change — Organic Revenues (Non-GAAP)	4	12	3	3	14	9	(112)	—	5

% Change — Comparable (Non-GAAP)	0	4	2	3	243	8	(52)	—	8
% Comparable Currency Impact (Non-GAAP)	(7)	(8)	0	1	(14)	(3)	1	—	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	7	12	2	2	258	11	(53)	—	11
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Nine Months Ended September 27, 2019
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$5,530	$2,944	$8,983	$4,189	$1,849	$5,520	$79	$(896)	$28,198
Items Impacting Comparability:
Other Items	—	—	—	—	—	—	(3)	—	(3)
Comparable (Non-GAAP)	$5,530	$2,944	$8,983	$4,189	$1,849	$5,520	$76	$(896)	$28,195

	Nine Months Ended September 28, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$5,520	$3,029	$8,823	$4,149	$588	$5,294	$85	$(994)	$26,494
Items Impacting Comparability:
Other Items	—	—	—	—	—	—	(8)	—	(8)
Comparable (Non-GAAP)	$5,520	$3,029	$8,823	$4,149	$588	$5,294	$77	$(994)	$26,486

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	0	(3)	2	1	214	4	(7)	10	6
% Currency Impact	(10)	(11)	0	(2)	(18)	(6)	8	—	(5)
% Change — Currency Neutral (Non-GAAP)	10	9	2	3	233	11	(15)	—	12
% Acquisitions, Divestitures and Structural Changes	3	0	0	(1)	227	(1)	0	—	6
% Change — Organic Revenues (Non-GAAP)	7	9	2	4	5	11	(15)	—	6

% Change — Comparable (Non-GAAP)	0	(3)	2	1	214	4	(1)	—	6
% Comparable Currency Impact (Non-GAAP)	(10)	(11)	0	(2)	(18)	(6)	15	—	(5)
% Change — Comparable Currency Neutral (Non-GAAP)	10	9	2	3	233	11	(16)	—	12

Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Three Months Ended September 27, 2019
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$886	$603	$641	$594	$77	$7	$(309)	$2,499
Items Impacting Comparability:
Asset Impairments	—	—	—	42	—	—	—	42
Productivity and Reinvestment	1	—	12	—	—	—	48	61
Transaction Gains/Losses	—	—	—	—	—	21	—	21
CCBA Unrecognized Depreciation and Amortization	—	—	—	—	—	—	—	—
Other Items	—	—	49	—	—	2	(7)	44
Comparable (Non-GAAP)	$887	$603	$702	$636	$77	$30	$(268)	$2,667

	Three Months Ended September 28, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$933	$640	$663	$614	$44	$24	$(304)	$2,614
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—	—
Productivity and Reinvestment	(4)	(1)	39	(2)	—	10	65	107
Transaction Gains/Losses	—	—	—	—	—	37	7	44
CCBA Unrecognized Depreciation and Amortization	—	—	—	—	—	(90)	—	(90)
Other Items	—	—	(1)	—	—	5	20	24
Comparable (Non-GAAP)	$929	$639	$701	$612	$44	$(14)	$(212)	$2,699

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(5)	(6)	(3)	(3)	75	(70)	(1)	(4)
% Currency Impact	(11)	(11)	0	1	(4)	(46)	10	(6)
% Change — Currency Neutral (Non-GAAP)	6	5	(3)	(4)	79	(24)	(11)	1

% Impact of Items Impacting Comparability (Non-GAAP)	0	0	(3)	(7)	0	—	25	(3)
% Change — Comparable (Non-GAAP)	(5)	(6)	0	4	75	—	(26)	(1)
% Comparable Currency Impact (Non-GAAP)	(11)	(11)	0	1	(4)	—	2	(7)
% Change — Comparable Currency Neutral (Non-GAAP)	7	5	0	3	79	—	(28)	5
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Nine Months Ended September 27, 2019
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,902	$1,687	$1,938	$1,867	$216	$226	$(914)	$7,922
Items Impacting Comparability:
Asset Impairments	—	—	—	42	—	—	—	42
Productivity and Reinvestment	2	—	42	—	—	3	137	184
Transaction Gains/Losses	—	—	—	—	—	61	54	115
CCBA Unrecognized Depreciation and Amortization	—	—	—	—	—	(148)	—	(148)
Other Items	—	—	38	—	—	(1)	1	38
Comparable (Non-GAAP)	$2,904	$1,687	$2,018	$1,909	$216	$141	$(722)	$8,153

	Nine Months Ended September 28, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,940	$1,804	$1,814	$1,879	$110	$(318)	$(902)	$7,327
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	450	—	450
Productivity and Reinvestment	(2)	2	138	(1)	—	32	144	313
Transaction Gains/Losses	—	—	—	—	—	116	10	126
CCBA Unrecognized Depreciation and Amortization	—	—	—	—	—	(283)	—	(283)
Other Items	—	—	(6)	—	—	10	11	15
Comparable (Non-GAAP)	$2,938	$1,806	$1,946	$1,878	$110	$7	$(737)	$7,948

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(1)	(7)	7	(1)	96	—	(1)	8
% Currency Impact	(13)	(15)	0	(1)	(5)	—	2	(9)
% Change — Currency Neutral (Non-GAAP)	12	8	7	1	101	—	(3)	18

% Impact of Items Impacting Comparability (Non-GAAP)	0	0	3	(2)	0	—	(3)	6
% Change — Comparable (Non-GAAP)	(1)	(7)	4	2	96	2,261	2	3
% Comparable Currency Impact (Non-GAAP)	(13)	(15)	0	(1)	(5)	35	2	(8)
% Change — Comparable Currency Neutral (Non-GAAP)	12	8	4	3	101	2,225	0	11

Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Margin:
	Three Months Ended September 27, 2019	Three Months Ended September 28, 2018	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	26.28%	29.79%	(351)
Items Impacting Comparability (Non-GAAP)	(1.79)%	(0.91)%
Comparable Operating Margin (Non-GAAP)	28.07%	30.70%	(263)
Comparable Currency Impact (Non-GAAP)	(1.08)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	29.15%	30.70%	(155)
Impact of Acquisitions and Structural Changes on Comparable Currency Neutral Operating Margin (Non-GAAP)	(2.13)%	(0.61)%
Underlying Operating Margin (Non-GAAP)	31.28%	31.31%	(3)

	Nine Months Ended September 27, 2019	Nine Months Ended September 28, 2018	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	28.09%	27.65%	44
Items Impacting Comparability (Non-GAAP)	(0.83)%	(2.36)%
Comparable Operating Margin (Non-GAAP)	28.92%	30.01%	(109)
Comparable Currency Impact (Non-GAAP)	(0.95)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	29.87%	30.01%	(14)
Impact of Acquisitions and Structural Changes on Comparable Currency Neutral Operating Margin (Non-GAAP)	(2.35)%	(1.03)%
Underlying Operating Margin (Non-GAAP)	32.22%	31.04%	118

Purchases and Issuances of Stock:
	Nine Months Ended September 27, 2019	Nine Months Ended September 28, 2018
Reported (GAAP):
Issuances of Stock	$923	$891
Purchases of Stock for Treasury	(690)	(1,596)
Net Change in Stock Issuance Receivables[1]	(1)	(2)
Net Share Issuances (Repurchases) (Non-GAAP)	$232	$(707)
1 Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the period.

Free Cash Flow:
	Nine Months Ended September 27, 2019	Nine Months Ended September 28, 2018	% Change
Net Cash Provided by Operating Activities (GAAP)	$7,771	$5,690	37
Purchases of Property, Plant and Equipment (GAAP)	(1,206)	(1,048)	15
Free Cash Flow (Non-GAAP)	$6,565	$4,642	41
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is a total beverage company, offering over 500 brands in more than 200 countries and territories. In addition to the company’s Coca-Cola brand, our portfolio includes AdeS, Ayataka, Costa, Dasani, Del Valle, Fanta, Georgia, Gold Peak, Honest, innocent, Minute Maid, Powerade, Simply, smartwater, Sprite, vitaminwater and ZICO. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We’re also working to reduce our environmental impact by replenishing water and promoting recycling. With our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at Coca-Cola Journey at www.coca-colacompany.com and follow us on Twitter, Instagram, Facebook and LinkedIn.
The fairlife® brand is owned by fairlife LLC, our joint venture with Select Milk Producers Inc. Products from fairlife are distributed by our company and certain of our bottling partners.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health-related concerns; failure to address evolving consumer product and shopping preferences; increased competition; water scarcity and poor quality; increased demand for food products and decreased agricultural productivity; product safety and quality concerns; public debate and concern about perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; failure to comply with personal data protection laws; an inability to be successful in our efforts to digitize the Coca-Cola system; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; failure to realize the economic benefits from or an inability to successfully manage the possible negative consequences of our productivity and reinvestment program; an inability to attract or retain a highly skilled and diverse workforce; increase in the cost, disruption of supply or shortage of energy or fuel; increase in the cost, disruption of supply or shortage of ingredients, other raw materials, packaging materials, aluminum cans and other containers; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; increased legal and reputational risk associated with conducting business in markets with high-risk legal compliance environments; failure by third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image, corporate reputation and social license from negative publicity, whether or not warranted, concerning product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to renew collective bargaining agreements on satisfactory terms, or strikes, work stoppages or labor unrest experienced by us or our bottling partners; future impairment charges; future multi-employer pension plan withdrawal liabilities; an inability to successfully integrate and manage our company-owned or -controlled bottling operations or other acquired businesses or brands; an inability to successfully manage our refranchising activities; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster; global or regional catastrophic events; and other risks discussed in our company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequently filed Quarterly Reports on Form 10-Q. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.
The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.